UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015 (May 26, 2015)

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2015, Realty Finance Trust, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Donald R. Ramon in connection with the appointment of Mr. Ramon as chief financial officer, treasurer and secretary of the Company.

The Indemnification Agreement is substantially similar in form to the indemnification agreement entered into by the Company with its other directors and officers and provides that the Company will indemnify Mr. Ramon to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Ramon that may result or arise in connection with Mr. Ramon serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Mr. Ramon is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Ramon’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Mr. Ramon incurred by or on behalf of Mr. Ramon in connection with any proceeding Mr. Ramon is or is threatened to be made a party to.

The Indemnification Agreement provides that Mr. Ramon is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Mr. Ramon was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Mr. Ramon actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Mr. Ramon had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits Mr. Ramon’s entitlement to indemnification in cases where (a) Mr. Ramon’s gross negligence or willful misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and Mr. Ramon was adjudged to be liable to the Company, (d) Mr. Ramon was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Mr. Ramon or (e) the proceeding was brought by Mr. Ramon, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Mr. Ramon, the Company has the right to defend Mr. Ramon in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants Mr. Ramon the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Mr. Ramon in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Mr. Ramon or any claim made against Mr. Ramon by reason of his service to the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

Date: May 27, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer